Exhibit 99.1

BIOLASE ANNOUNCES FILING OF ITS FORM 10-K AND FISCAL YEAR 2004 RESULTS

BIOLASE Reports Fiscal 2004 Revenue of $60.7 Million

SAN CLEMENTE, Calif., July 19 — BIOLASE Technology, Inc. (NASDAQ: BLTIE), a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine, announced today the filing of its Form 10-K, which includes results for the fourth quarter and fiscal year ended December 31, 2004 as well as restated financial statements for fiscal years ended December 31, 2002 and 2003. Additionally, the Company filed today its amended Forms 10-Q/A for the first three quarters of 2004 and the quarters of 2003. All references below reflect the effects of the restatements for fiscal years 2002, 2003 and the first three quarterly periods of 2004.

Net revenue for the fourth quarter and fiscal year ended December 31, 2004 was $19.1 million and $60.7 million, respectively. This compares with net revenue of $15.9 million and $48.8 million for the fourth quarter and fiscal year ended December 31, 2003, respectively.

Revenue from the Company’s principal product category, the Waterlase® system, comprised approximately 89% of net revenue for the fourth quarter of 2004. This compares with Waterlase revenue of 93% for the fourth quarter of 2003. Approximately 60% of the Waterlase related revenue in the fourth quarter of 2004 was comprised of the new Waterlase MD™ product.

Gross margin during the fourth quarter of 2004 was 57% as compared to 68% in the same period in 2003. Gross margin for the year ended December 31, 2004 was 59% as compared to 64% for the year ended December 31, 2003. Gross margin was primarily impacted in the fourth quarter of 2004 by increased manufacturing costs related to the initial production of the Waterlase MD, additional reserves of $0.3 million for excess and obsolete inventory and an increase in costs related to customer training and WCLI seminars of $0.4 million. Gross margin for fiscal year 2004 includes increases in excess and obsolete inventory of $0.4 million and $1.9 million of costs related to customer training and WCLI seminars.

Operating expenses were $20.4 million and $45.4 million for the fourth quarter and fiscal year ended December 31, 2004, respectively. This compares with operating expenses of $8.3 million and $24.4 million for the fourth quarter and fiscal year ended December 31, 2003, respectively. As described in greater detail below, operating expenses for fiscal year 2004 were principally affected by the litigation of the Diodem patent matter, including legal expenses of approximately $3.1 million and settlement expenses of $6.4 million. Additionally, the Company’s operating expenses for the fiscal year 2004 were impacted by costs of approximately $1.3 million associated with the Sarbanes-Oxley Act of 2002 (“SOX”) and increased sales and marketing expense as a result of the introduction of the Company’s new Waterlase MD product.

Sales and marketing expense was $6.4 million or 34% of net revenue for the fourth quarter of 2004 as compared to $5.8 million or 37% of net revenue for the same period in 2003. The increase in sales and marketing expense from the same period in 2003 is related to the launch of the Waterlase MD, continued expansion of the Company’s sales force and increased marketing expense associated with the Company’s consumer awareness initiatives. General and administrative expense was $5.7 million or 30% of net revenue for the fourth quarter of 2004 as compared to $1.6 million or 10% of net revenue for the same period in 2003. Increases in general and administrative expense in the fourth quarter of 2004 are related to higher legal costs of approximately $2.1 million for the Diodem litigation as well as higher infrastructure and professional services expense of approximately $0.9 million, principally as a result of SOX. Engineering and development expense was $1.1 million or 6% of net revenue for the fourth quarter of 2004 as compared to $0.8 million or 5% of net revenue for the same period in 2003. Increases in engineering and development expense are due primarily to the development of the Company’s research initiatives in other medical specialties.

Loss before income taxes was $9.4 million and $8.8 million for the fourth quarter and fiscal year 2004, respectively. As noted above, the primary reason for the loss in the fourth quarter and fiscal year relates to legal and settlement expenses for the patent infringement lawsuit with Diodem LLC, increased expenses associated with SOX, and an intangible impairment charge of $0.7 million related to trade names acquired as part of the American Dental Laser acquisition in 2003. This compares with income before income taxes of $2.7 million and $7.2 million for the fourth quarter and fiscal year 2003, respectively.

Largely as a result of the operating loss incurred in the fourth quarter of 2004, the Company determined that a valuation reserve was necessary due to the uncertainty of the future realization of its deferred tax assets. This decision was primarily based on the Company’s cumulative three-year historical performance of pre-tax losses for its U.S. operations, the main determination for recording such a reserve. The recognition of this valuation reserve does not affect operating results, cash flow or the timing of income taxes payable in the future. At December 31, 2004, the Company had net operating loss carry forwards for federal and state purposes of approximately $39.0 million and $11.3 million, respectively, which will begin expiring in 2005. The net income tax provision was $14.2 million for the fourth quarter of 2004, bringing the full fiscal year income tax provision to $14.4 million. The full valuation reserve at December 31, 2004 was $21.1 million. Due to recording the full valuation reserve of deferred tax assets in 2004, the Company expects to record a nominal provision for income taxes in 2005.

Net loss was $23.6 million or $1.04 per diluted share for the fourth quarter of 2004 and $23.2 million or $1.00 per diluted share for fiscal year 2004. This compares with net income of $14.6 million or $0.64 per diluted share for the fourth quarter of 2003 and $19.0 million or $0.84 per diluted share for fiscal year 2003. Net income for 2003 included a net income tax benefit of $11.9 million, resulting from the reduction of the Company’s deferred tax asset valuation, which totaled approximately $16.2 million.

Cash flow used in operating activities for the year ended December 31, 2004 was $1.6 million compared to cash flow generated by operating activities of $6.5 million for the year ended December 31, 2003.

Robert E. Grant, President and CEO, commented, “We appreciate the support of our stockholders in what has proven to be a difficult period. The Form 10-K and restatement process has been a significant disruption to our operations and management focus. With this filing behind us, we are now able to dedicate our resources to the implementation of the Company’s strategic plan.”

Restatement of Consolidated Financial Statements

As previously reported, the Company decided to restate its financial statements after reaching the conclusion that it had under accrued sales tax and related penalties and interest for fiscal 2002. The Company and its Audit Committee discussed the conclusion to restate its financial statements with its independent registered public accounting firm. The impact of these sales tax and related adjustments that affected 2002, 2003 and the first three quarters of 2004, as well as other adjustments in the areas of value-added tax, payroll and related accruals, deferred revenue, and other accrued liabilities, led the Company to conclude that the consolidated financial statements as of and for the years ended December 31, 2002 and 2003, and the four quarters of 2003 and the first three quarters of 2004 also needed to be restated.

The Company’s restated consolidated financial statements for the years ended December 31, 2002 and 2003 are included in its Form 10-K for the December 31, 2004 fiscal year filed today. Restated financial statements for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004 and the related comparative periods are included in Forms 10-Q/A also filed today. The Company has concluded that the aggregate effect of the corrections made to the historical financial statements resulted in pretax income in 2002 being reduced by $447,000, pretax income in 2003 being reduced by $516,000, and pretax income for the first three quarters of 2004 being increased by $318,000. These adjustments resulted in pretax income, on a cumulative basis for these periods, being reduced by $645,000, or approximately 6.9% of the total cumulative pretax income for 2002, 2003 and the first three quarters of 2004, as originally reported.

The following tables have been presented to reflect the restatement impact to the Company’s financial statements:

BIOLASE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Fiscal year ended December 31, 2002		Fiscal year ended December 31, 2003		Nine months ended September 30, 2004
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Net revenue	$27,257	$27,257	$49,081	$48,783	$41,426	$41,578
Gross profit	16,772	16,854	31,551	31,250	25,726	25,109
Other income, net	63	63	76	76	—	48
Income (loss) from operations	1,412	965	7,441	6,925	(169)	149
Net income	1,498	1,051	19,058	19,049	155	344
Net income per share:

Basic	$0.08	$0.05	$0.91	$0.91	$0.01	$0.01
Diluted	0.07	0.05	0.83	0.84	0.01	0.01

BIOLASE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	March 31,		June 30,		September 30,		December 31,
Quarters of 2004	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Reported
Net revenue	$14,425	$14,530	$14,805	$14,738	$12,038	$12,310	$19,073
Gross profit	9,287	8,844	9,701	9,122	7,059	7,143	10,900
Other income (loss), net	—	16	—	16	—	16	(16)
Legal settlement	—	—	—	—	—	—	(6,446)
Impairment of intangible asset	—	—	—	—	—	—	(747)
Income (loss) from operations	1,170	1,085	965	1,208	(2,304)	(2,144)	(9,509)
Net income (loss)	672	616	716	853	(1,233)	(1,125)	(23,558)*
Net income (loss) per share:

Basic	$0.03	$0.03	$0.03	$0.04	$(0.05)	$(0.05)	$(1.04)
Diluted	0.03	0.03	0.03	0.03	(0.05)	(0.05)	(1.04)

*	Includes effect of net income tax provision of $14.2 million.

BIOLASE TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	March 31,		June 30,		September 30,		December 31,
Quarters of 2003	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Net revenue	$9,214	$9,198	$10,375	$10,346	$13,453	$13,377	$16,090	$15,862
Gross profit	5,867	5,820	6,360	6,247	8,429	8,357	10,946	10,826
Other income, net	—	16	—	16	—	19	—	25
Income from operations	886	839	1,195	1,047	2,544	2,438	2,816	2,601
Net income	940	893	1,253	1,092	2,567	2,436	14,298	14,628
Net income per share:

Basic	$0.05	$0.04	$0.06	$0.05	$0.12	$0.11	$0.66	$0.68
Diluted	0.04	0.04	0.05	0.05	0.11	0.10	0.61	0.64

The Company’s detailed financial results can be found in its Form 10-K as filed with the Securities and Exchange Commission today. The following tables summarize selected results of operations and balance sheet data for the periods indicated:

BIOLASE TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	(Restated) 2003	2004	(Restated) 2003
Net revenue	$19,073	$15,862	$60,651	$48,783
Cost of revenue	8,173	5,036	24,642	17,533

Gross profit	10,900	10,826	36,009	31,250

Other (loss) income	(16)	25	32	76

Operating expenses:
Sales and marketing	6,414	5,811	23,126	16,800
General and administrative	5,733	1,596	11,506	5,096
Engineering and development	1,053	843	3,576	2,505
Legal settlement	6,446	—	6,446	—
Impairment of intangible asset	747	—	747	—

Total operating expenses	20,393	8,250	45,401	24,401

(Loss) income from operations	(9,509)	2,601	(9,360)	6,925

Gain on foreign currency transactions	41	97	86	232
Gain on forward exchange contract	—	—	—	22
(Loss) gain on marketable securities	(5)	—	91	—
Interest income	155	6	470	27
Interest expense	(55)	(12)	(88)	(55)

(Loss) income before income taxes	(9,373)	2,692	(8,801)	7,151
(Provision) benefit for income taxes	(14,185)	11,936	(14,413)	11,898

Net (loss) income	$(23,558)	$14,628	$(23,214)	$19,049

Net (loss) income per share -
Basic	$(1.04)	$0.68	$(1.00)	$0.91

Diluted	$(1.04)	$0.64	$(1.00)	$0.84

Shares used in computing net (loss) income per share -
Basic	22,588	21,550	23,181	20,993

Diluted	22,588	22,753	23,181	22,689

BIOLASE TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)

	December 31, 2004	(Restated) December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$6,140	$11,111
Short-term investments	25,326	—
Accounts receivable, less allowance of $384 and $64 in 2004 and 2003, respectively	9,635	5,771
Inventory	8,180	3,808
Deferred tax asset	—	1,508
Prepaid expenses and other current assets	1,814	1,260

Total current assets	51,095	23,458

Property, plant and equipment, net	3,025	1,973
Intangible assets, net	1,662	2,587
Goodwill	2,926	2,926
Deferred tax asset	—	12,651
Other assets	38	1,041

Total assets	$58,746	$44,636

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,147	$3,796
Accrued liabilities	8,467	5,551
Accrued legal settlement	3,000	—
Line of credit	—	1,792
Deferred revenue	2,468	1,229
Current portion of deferred gain	63	63
Debt	—	888

Total current liabilities	21,145	13,319
Deferred gain	16	79
Deferred tax liability	161	—
Accrued legal settlement-net of current portion	3,446	—

Total liabilities	24,768	13,398

Stockholders’ equity:
Preferred stock, par value $0.001, 1,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.001, 50,000 shares authorized, 24,482 and 21,559 shares issued; 22,518 and 21,559 outstanding in 2004 and 2003, respectively	25	22
Additional paid-in capital	101,562	59,134
Treasury stock (cost of 1,964 shares repurchased)	(16,399)	—
Accumulated other comprehensive loss	(225)	(147)
Accumulated deficit	(50,985)	(27,771)

Total stockholders’ equity	33,978	31,238

Total liabilities and stockholders’ equity	$58,746	$44,636

Upcoming Conference Call

BIOLASE management intends to host a conference call to discuss its financial results and business outlook after the Company files the Form 10-Q for both the first and second quarters of 2005.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufactures and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The Company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. Forward-looking statements in this release include statements regarding realization of our deferred tax asset, recording provisions for 2005 income taxes and holding an investor conference call after filing our 2005 first and second quarter reports. These statements speak only as of the date hereof, are based upon the information available to us now, are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Robert E. Grant, President & CEO, John W. Hohener, Executive Vice President and CFO, Scott Jorgensen, Director of Finance & Investor Relations, of BIOLASE Technology, Inc., +1-949-361-1200.